                  SUBSIDIARIES OF TOOTSIE ROLL INDUSTRIES, INC.
                           AND STATE OF INCORPORATION



Arrendadora Gorvac S.A. De C.V.         Mexico City, Mexico

C.G.C. Corporation                      Delaware

Cambridge Brands, Inc.                  Delaware

Cambridge Mfg., Inc.                    Delaware

Cambridge Services, Inc.                Delaware

Cella's Confections, Inc.               Virginia

Charms Company                          Delaware

Charms Marketing Company                Illinois

Henry Eisen Advertising Agency, Inc.    New Jersey

J.T. Company, Inc.                      Delaware

Tootsie Roll of Canada, Ltd.            Canada

The Tootsie Roll Company, Inc.          Illinois

Tootsie Roll Management, Inc.           Illinois

Tootsie Roll Mfg., Inc.                 Illinois

Tootsie Rolls-Latin America, Inc.       Delaware

Tootsie Roll Worldwide, Ltd.            Illinois

The Sweets Mix Company, Inc.            Ilinois

TRI de Latino America                   Mexico

TRI International Co.                   Illinois

TRI-MASS, Inc.                          Massachusetts

TRI Sales Co.                           Delaware

Tutsi S.A. de C.V.                      Mexico City, Mexico

World Trade & Marketing Ltd.            Grand Cayman, BWI